UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 17, 2011

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas		78701-2582
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of General Counsel and Appointment as Counsel Emeritus

On June 17, 2011, Christopher T. Brown tendered his resignation as General Counsel and Secretary of NetSpend Corporation (the “Company”), effective June 20, 2011.  In order to facilitate a successful transition of duties to his successor, Mr. Brown will continue to work as an employee of the Company as counsel emeritus on a transitional basis through at least February 2012. Mr. Brown’s resignation was not the result of any disagreement with the Company.

In connection with Mr. Brown’s resignation as General Counsel and Secretary and the assumption of his new role with the Company, effective June 20, 2011, the Company, NetSpend Holdings, Inc. (“Holdings”) and Mr. Brown entered into a Second Amended and Restated Management Employment Agreement (the “Brown Agreement”).  The Brown Agreement has a term (the “Term”) from the effective date until February 29, 2012, subject to extension at the mutual agreement of the parties.  Mr. Brown will work full-time until August 31, 2011 (“Phase I”) at a salary of $27,083.33 per month.  From September 1, 2011 until February 29, 2012 (“Phase II”), Mr. Brown will work up to 40 hours per month at a salary of $10,000 per month, provided, however, that if the parties agree to additional hours, Mr. Brown will be compensated at the rate of $300 per additional hour.  During the Term, Mr. Brown will not be eligible to participate in the Company’s bonus program.  Mr. Brown will be entitled to normal employee benefits from the Company and/or Holdings during Phase I, however only limited benefits will be provided during Phase II.  Notwithstanding the foregoing, Mr. Brown will continue to possess his rights as a Participant in the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the “Equity Plan”) and any Awards (as defined therein) under the Equity Plan and agreements, amendments, notices of grant, or other documentation related thereto.

The description of the Brown Agreement is a summary only and does not purport to be complete.  Holdings intends to file a copy of the Brown Agreement as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2011.

Appointment of New General Counsel

On June 20, 2011, the Company announced that it has appointed Steven Coleman as its Executive Vice President, General Counsel and Secretary, effective June 20, 2011.

Prior to his appointment, Mr. Coleman served since January 2010 as Chief Legal Officer and Secretary of Syncada LLC, a joint venture of Visa and U.S. Bank providing business-to-business payments solutions for financial institutions.  Mr. Coleman also served as Executive Vice President, General Counsel and Secretary of eFunds Corporation, a transaction processing, risk management and prepaid debit card company, from March 2000 until the sale of that company in 2007.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: June 20, 2011	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer